Exhibit 31.2

Certification of Senior Vice President and Chief Financial Officer

The undersigned Senior Vice President and Chief Financial Officer of Old Florida Bankshares, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of Old Florida Bankshares, Inc.

/s/ Nicholas J. Panicaro
Nicholas J. Panicaro Executive Vice President and Chief Executive Officer

Date: March 20, 2004